Ex.-99.B.4.13

                    Aetna Life Insurance and Annuity Company

                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 (203) 273-0123

                              Herein called Aetna.

                      Certificate of Group Annuity Coverage

To the Employee:

Aetna certifies that coverage is in force for you under the stated Group Annuity Contract and Certificate numbers. All data shown here are taken from Aetna records and are based upon information furnished by you.

This Certificate is a summary of the Group Annuity Contract provisions. It replaces any and all prior certificates, riders or amendments issued to you under the stated Contract and Certificate numbers. This Certificate is for information only and is not a part of the Contract.

THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PARTS III AND IV.

                                 RIGHT TO CANCEL

You may cancel this Certificate within 10 days of receiving it, by returning this Certificate along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Certificate at its Home Office, Aetna will return the entire consideration paid; plus any increase or minus any decrease in the cash value of any funds allocated to the Separate Account.

                              /s/ William O. Bailey
                                    President



             ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,

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         ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


                                 SPECIFICATIONS

Guaranteed Interest Rate - There are guaranteed interest rates for amounts held in the General Account. (See 1.03 and 1.07.)

Surrender Fee - There will be a charge deducted for early surrender. (See 3.11.)

Deductions from the Separate Account - There will be deductions for mortality and expense risks and administrative fees. (See 3.05.)

Deduction from Purchase Payment(s) - Purchase Payment(s) are subject to a deduction for premium taxes, if any. (See 3.01.)



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CONTRACT HOLDER                     GROUP ANNUITY CONTRACT NO.

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YOUR NAME                           CERTIFICATE NO.

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                                TABLE OF CONTENTS


                             I. GENERAL DEFINITIONS
                                                                          Page
1.01    Annuitant............................................................5
1.02    Annuity..............................................................5
1.03    Fixed Account........................................................5
1.04    Fixed Annuity........................................................5
1.05    Fund(s)..............................................................5
1.06    General Account......................................................5
1.07    Guaranteed Accumulation Account......................................5
1.08    Plan.................................................................5
1.09    Purchase Payments....................................................5
1.10    Separate Accounts....................................................5
1.11    Valuation Period.....................................................5
1.12    Variable Annuity.....................................................5


                          II. GENERAL PROVISIONS

2.01    Change of Contract...................................................6
2.02    Non-Participating Contract...........................................6
2.03    Payments.............................................................6
2.04    Control of Contract..................................................6
2.05    Designation of Beneficiary...........................................6
2.06    Misstatements and Adjustments........................................6
2.07    Incontestability.....................................................6
2.08    Grace Period.........................................................6


      III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS

3.01    NetPurchase Payment(s)...............................................7
3.02    Individual Account...................................................7
3.03    Maintenance Fee......................................................7
3.04    Fund(s) Record Units - Separate Account..............................7
3.05    Fund(s) Record Unit Value - Separate Account.........................7
3.06    Current Value........................................................7
3.07    Transfer of Current Value from the Funds or GA Account...............7
3.08    Transfer of Current Value from the Fixed Account.....................8
3.09    Notice to You........................................................8
3.10    Sum Payable at Death (Before Annuity Payments Start).................8
3.11    Surrender Value......................................................8
3.12    Payment of Surrender Value...........................................8
3.13    Reinstatement........................................................9


                          IV. ANNUITY PROVISIONS

4.01    Choices to be Made..................................................10
4.02    Terms of Annuity Options............................................10
4.03    Variable Annuity Payments...........................................10
4.04    Annuity Options.....................................................10

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                              V. FEE SCHEDULE

5.01    Maintenance Fee.....................................................12
5.02    Surrender Fee.......................................................12

      I. GENERAL DEFINITIONS

1.01. Annuitant - A person on whose life an Annuity has been effected under the Contract.

1.02. Annuity - Payment of an income:

      (a) for the life of one or two persons;

      (b) for a stated period, or amount; or,

      (c) for some mix of (a) and (b).

1.03. Fixed Account - An accumulation option with a guaranteed minimum interest rate of 4%. Aetna may credit a higher rate which is not guaranteed.

1.04. Fixed Annuity - An Annuity with payments which do not vary in amount.

1.05. Fund(s) - The open-end registered management investment companies (mutual funds) made available by Aetna under the Contract.

1.06. General Account - The Account holding the assets of Aetna, other than those assets held in the Separate Accounts.

1.07. Guaranteed Accumulation Account (GA Account) - A part of the General Account that guarantees Purchase Payment(s) and certain interest rates (never less than 4%). Amounts withdrawn before the end of the Guaranteed Term may be subject to a Market Value Adjustment.

1.08. Plan - The Plan named on the Specifications page of the Contract. The term includes all written documents describing the Plan. The Plan is not a part of the Contract. Aetna is not bound by the terms of the Plan.

1.09. Purchase Payments - Payments made to Aetna.

1.10. Separate Accounts - Accounts set up by Aetna under the Connecticut Insurance Laws which purchase shares of the Fund(s).

1.11. Valuation Period (Period) - The period of time from the end of one business day on the New York Stock Exchange to the end of the next business day.

1.12. Variable Annuity - An Annuity with payments which vary with the net investment results of a Separate Account.

      II. GENERAL PROVISIONS

2.01. Change of Contract: Only an authorized officer of Aetna may change the terms of the Group Annuity Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

2.02. Non-Participating Contract: You, your beneficiary or the Contract Holder will not have a right to share in the earnings of Aetna.

2.03. Payments: Aetna will make Annuity payments as and when due. Aetna will make other payments within 7 days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.12.

2.04. Control of Contract:You own all amounts held in your Individual Account. You may make any choices allowed by the Contract for your Individual Account. Choices made under the Contract must be in writing. Until receipt of such choices in the Home Office of Aetna, Aetna may rely on any previous choices made. The Contract, this Certificate and your Individual Account shall not be subject to the claims of any creditors. The Contract, this Certificate and your Individual Account are non-assignable and non-transferable.

2.05. Designation of Beneficiary: Your beneficiary shall be as named by you and may be changed at any time.

2.06. Misstatements and Adjustments: If Aetna finds the age, or any other relevant facts to be misstated, the correct facts will be used to adjust payments.

2.07. Incontestability: Aetna cannot cancel the Contract or this Certificate because of any error of fact on the application.

2.08. Grace Period: The Contract and this Certificate will remain in effect even if Purchase Payments are not continued.

      III. PURCHASE PAYMENT, CURRENT VALUE AND SURRENDER PROVISIONS

3.01. Net Purchase Payment(s): The actual Purchase Payment less any state premium tax.

      The Net Purchase Payment(s) will be credited among:

      (a) the Fixed Account;

      (b) the Guaranteed Accumulation Account;

      (c) the Fund(s) in which the Separate Account invests.

      Aetna must be told by you the percentage of the Net Purchase Payment(s) to be applied to each investment above.

      During any calendar year, you may tell Aetna to change the investment mix four times. If additional changes are allowed, each may be subject to a fee of up to $10.

3.02. Individual Account: Aetna will maintain an Individual Account for you.

3.03. Maintenance Fee: The Maintenance Fee (see 5.01) will be deducted from the Current Value on each anniversary of your Individual Account effective date and upon surrender of your entire Individual Account.

3.04. Fund(s) Record Units - Separate Account: The portion of the Net Purchase Payment(s) applied to the Separate Account will determine the number of Fund(s) Record Units. This number is equal to the Net Purchase Payment divided by the Fund(s) Record Unit Value (see 3.05) for the Valuation Period in which the Purchase Payment is received in good order.

3.05. Fund(s) Record Unit Value - Separate Account: The Fund(s) Record Unit Value is computed by multiplying the Net Return Factor for the current Valuation Period by the Fund(s) Record Unit Value for the previous Period. The dollar value of the Fund(s) Record Units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

      The calculation to determine the Net Return Factor includes deductions totaling 1.25% on an actual basis for annuity mortality and expense risks and profit; and a daily administrative charge which will not exceed .25% on an annual basis. The administrative charge may be changed annually except for amounts which have been used to purchase an annuity.

3.06. Current Value: The Current Value is the value of your Individual Account at the end of a Valuation Period and is equal to:

      (a) Any amounts in the Fixed Account, including Fixed Account interest added by Aetna; plus

      (b) Any amounts in the GA Account, including GA Account interest added by Aetna; plus

      (c) The sum of any Separate Account Record Unit value(s); less

      (d) Any Maintenance Fee(s) due.

      Current Value does not include amounts used to purchase an Annuity.

3.07. Transfer of Current Value from the Funds or GA Account: Before an annuity option is elected, all or any portion of the Current Value may be transferred from any Fund to any other Fund, to the Fixed Account, or to the GA Account's current

      Deposit Period. Any portion of the Current Value in the GA Account may be transferred to any Fund or to the Fixed Account. Transfers from the GA Account are subject to the Withdrawal and Market Value Adjustment provisions.

      Four transfers of Current Value (except for transfers from the GA Account at the end of a Guaranteed Term) can be made during a calendar year period. If additional transfers are allowed, each may be subject to a fee of up to $10.

3.08. Transfer of Current Value from the Fixed Account: 10% of the Current Value held in the Fixed Account may be transferred to any Fund(s) or to the GA Account's current Deposit Period. Such transfer will be:

      (a) without charge;

      (b) allowed once per calendar year;

      (c) not allowed under an annuity option.

      Aetna may, on a temporary basis, allow any larger percent to be transferred.

      The Current Value of the Fixed Account, as used above, is the value when the request is received at the Home Office of Aetna.

3.09. Notice to You: Aetna will notify you each year of:

      (a) The value of any amounts held in:

          (1) the Fixed Account; and

          (2) the GA Account; and

          (3) the Fund(s) for the Separate Account; and

      (b) the number of any Fund(s) Record Units; and

      (c) the Fund(s) Record Unit Value(s).

      Such number or values will be as of a date no more than 60 days before the date of the notice.

3.10. Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the Current Value to your beneficiary if:

      (a) You die before Annuity Payments start; and

      (b) The notice of your death is received in good order by Aetna.

      The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account under your Individual Account (less any prior transfers (see 3.08) or surrenders). Your beneficiary may choose to apply all or any portion of the payment to any Annuity Option (See Part IV). If no beneficiary exists, the payment will be made to your estate.

3.11. Surrender Value: After deduction of the Maintenance Fee (if any), the amount paid by Aetna upon the surrender of any portion of your Individual Account shall be reduced by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 5.02.

      The Fee on a total surrender of your Individual Account will not exceed 8.5% of the actual Purchase Payments made to the Account.

3.12. Payment of Surrender Value: Under certain conditions, Aetna may defer payment of the Surrender Value for certain periods of time. The conditions and times are stated in the Contract.

3.13. Reinstatement: Certain surrendered amounts may be reinstated to the Contract according to the terms stated in the Contract.

      IV. ANNUITY PROVISIONS

4.01. Choices to be Made: You may elect an Annuity Option by telling Aetna to pay all or any portion of the Current Value (minus any premium tax) as a premium for an Annuity under Option 2, 3, 4 or 5 (see 4.04). The first Annuity payment must generally be made no later than the first day of the month following your 75th birthday. Aetna may be told to make the first Annuity payment during any prior month.

      When an Option is chosen, Aetna must also be told whether payments are to be made other than monthly and (except for Option 2) to pay:

      (a) a Fixed Annuity using the General Account; or

      (b) a Variable Annuity using any of the Fund(s) made available by Aetna for Annuity purposes; or

      (c) a mix of (a) and (b).

      If a Fixed Annuity is chosen, Aetna will add interest daily at an annual rate no less than 3.5%. Aetna may add interest daily at any higher rate.

      If a Variable Annuity is chosen, an Assumed Annual Net Return Rate of 5% may be chosen. If not chosen, Aetna will use an Assumed Annual Net Return Rate of 3.5%.

4.02. Terms of Annuity Options: Specific terms governing the Annuity Options and a table of annuity rates for each Annuity Option can be found in the Contract. The annuity rates do not differ by sex.

4.03. Variable Annuity Payments: The amount of the first Variable Annuity Payment will be divided by the Fund(s) Annuity Unit Value on the tenth Valuation Period before the date the first payment is due to determine the number of Fund(s) Annuity Units. The number of Fund(s) Annuity Units remains fixed. Each future payment is equal to this number times the Fund(s) Annuity Unit Value on the tenth Valuation Period prior to the due date of the payment.

      Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.04. Annuity Options:

      Option 1 - Payment of Interest on Sum Left with Aetna - This option may be used only by your beneficiary if you die before Aetna has started paying an Annuity. A portion or all of the sum paid upon your death may be held under this Option and will be held in the General Account of Aetna at interest (see 4.01). Your beneficiary may later tell Aetna to:

      (a) pay a portion, or all, of the sum held by Aetna; or

      (b) apply a portion, or all, of the sum held by Aetna to any Annuity Option below.

      Option 2 - Payments of a Stated Dollar Amount - This option may only be elected as a Fixed Annuity. An Annuity of a chosen amount will be paid until no funds are left. The payments to be made in a year must be greater than $65 for each $1,000 applied to this Option, but cannot exceed an amount which would deplete the funds in less than 3 years. During any year, Aetna reserves the right to make as a minimum payment an amount equal to 105% of the interest for that year.

      Option 3 - Payments for a Stated Period of Time - An Annuity will be paid for the number of years chosen.

      The number of years must be at least 3 and not more than 30.

      If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender (see 3.11).

      Option 4 - Life Income - An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180 or 240 months.

      Option 5 - Life Income for Two Payees - An Annuity will be paid during the lives of the Annuitant and a second Annuitant. At the death of either, payments will continue to the survivor. When this option is chosen, a choice must be made of:

      (a) 100% of the payment to continue to the survivor;

      (b) 66-2/3% of the payment to continue to the survivor;

      (c) 50% of the payment to continue to the survivor; or

      (d) Payments for a minimum of 120 months, with 100% of the payment to continue to the survivor.

      Other Options - Aetna may make other options available as allowed by the laws of the state in which the Contract is delivered.

                                 V. FEE SCHEDULE
                            TAX DEFERRED ANNUITY PLAN

5.01. Maintenance Fee: The Maintenance Fee will be $0.

5.02. Surrender Fee:

      For each surrender from your Individual Account, the Surrender Fee will vary according to the period of time between the effective date of your Individual Account and the date of surrender. The Surrender Fee will be determined as follows:

      If Period of Time is                                       Surrender Fee
          Less than 5 years                                          5%
          From 5 to 6 years                                          4%
          From 6 to 7 years                                          3%
          From 7 to 8 years                                          2%
          From 8 to 9 years                                          1%
          9 or more years                                            0%

      No Surrender Fee is deducted from any portion of your Individual Account which is paid:

      (1) At your death before Annuity payments start; or

      (2) As a premium for an Annuity under the Contract.

                                 V. FEE SCHEDULE
                            TAX DEFERRED ANNUITY PLAN

5.01. Maintenance Fee: The Maintenance Fee will be $15.

5.02. Surrender Fee:

      For each surrender from your Individual Account, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed for your Individual Account being surrendered. The number and amount of Purchase Payments to be made in a year is chosen by you. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since your Individual Account was established. For each surrender, the Fee will be as follows:

      Number of Purchase Payment Cycles Completed                Surrender Fee
          Less than 5                                                5%
          5 or more but less than 7                                  4%
          7 or more but less than 9                                  3%
          9 or more but less than 19                                 2%
          19 or more                                                 0%

      No Surrender Fee is deducted from any portion of your Individual Account which is paid:

      (1) At your death before Annuity payments start; or

      (2) As a premium for an Annuity under the Contract; or

      (3) After you have reached age 59-1/2 and 9 or more Purchase Payment Cycles have been completed for your Individual Account being surrendered.

                                 V. FEE SCHEDULE
                            TAX DEFERRED ANNUITY PLAN

5.01. Maintenance Fee: The Maintenance Fee will be $20.

5.02. Surrender Fee:

      For each surrender from your Individual Account, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed for your Individual Account being surrendered. The number and amount of Purchase Payments to be made in a year is chosen by you. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since your Individual Account was established. For each surrender, the Fee will be as follows:

      Number of Purchase Payment Cycles Completed                Surrender Fee
          Less than 5                                                5%
          5 or more but less than 7                                  4%
          7 or more but less than 9                                  3%
          9 or more                                                  2%

      No Surrender Fee is deducted from any portion of your Individual Account which is paid:

      (1) At your death before Annuity payments start; or

      (2) As a premium for an Annuity under the Contract; or

      (3) After you have reached age 59-1/2 and 9 or more Purchase Payment Cycles have been completed for your Individual Account being surrendered.

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                    Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 (203) 273-0123


                      CERTIFICATE OF GROUP ANNUITY COVERAGE

               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
          ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT

   GTCC-HD
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